Exhibit 23.3

Consent of Independent Auditor

Century Communities, Inc.

Greenwood Village, Colorado

We hereby consent to the use in the Prospectuses constituting a part of this Amendment No. 4 to the Registration Statement of our report dated March 21, 2014, except for Note 8 which is as of April 7, 2014, relating to the consolidated financial statements of Las Vegas Land Holdings, LLC and its subsidiaries, which are contained in those Prospectuses.

We also consent to the reference to us under the captions “Experts” in the Prospectuses.

/s/ BDO USA, LLP

Las Vegas, Nevada

June 11, 2014